UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2006

SUNESIS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51531	94-3295878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

341 Oyster Point Boulevard South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into Material Definitive Agreement.

2006 Employment Commencement Incentive Plan. On November 29, 2005, the board of directors of Sunesis Pharmaceuticals, Inc. (the “Company”) approved the Sunesis Pharmaceuticals, Inc. 2006 Employment Commencement Incentive Plan (the “2006 Plan”), effective January 1, 2006. An aggregate of up to 200,000 shares of common stock may be issued pursuant to awards under the 2006 Plan.

The 2006 Plan provides the Company with the ability to grant specified types of equity awards including non-qualified stock options, restricted stock, stock appreciation rights, performance shares, dividend equivalents, restricted stock units and stock payment awards. Company employees that are otherwise eligible to receive grants under the 2006 Plan may receive all types of awards approved under the 2006 Plan. A majority of the independent members of the Company’s board of directors or the compensation committee of the board of directors will determine which employees will receive awards under the 2006 Plan and the terms and conditions of such awards, within certain limitations set forth in the 2006 Plan. The awards granted pursuant to the 2006 Plan are intended to be inducement awards pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv). The 2006 Plan is not subject to the approval of the Company’s stockholders.

Only those employees who have not previously been employees or directors of the Company or a subsidiary, or following a bona fide period of non-employment by the Company or a subsidiary, are eligible to participate in the 2006 Plan and only if he or she is granted an award in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or a subsidiary.

The board of directors or a committee thereof will administer the 2006 Plan. Awards may be granted under the 2006 Plan only upon the approval of a majority of the board’s independent directors or upon the approval of the compensation committee of the board of directors comprised of a majority of independent directors. Each award granted under the 2006 Plan will be in such form and will contain such terms and conditions as a majority of the board’s independent directors or the compensation committee of the board of directors deem appropriate. The provisions of separate awards need not be identical.

The 2006 Plan includes change in control provisions, which may result in the accelerated vesting of outstanding awards. In the event of a change in control of the Company, each outstanding award under the 2006 Plan will accelerate and immediately vest with regard to 50% of the unvested portion of the award, and if the award is not to be assumed by the successor corporation, the full amount of the award will automatically accelerate and become immediately vested. Additionally, in the event the award is assumed by the successor corporation, then any remaining unvested shares would accelerate and immediately vest in the event the optionee’s employment is terminated without cause or the optionee resigns for good reason within 12 months following such change in control.

* * * * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Date: January 6, 2006
	By:	/s/ ERIC H. BJERKJHOLT
Eric H. Bjerkholt
Senior Vice President and Chief Financial Officer